EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Littlefield Corporation of our report dated January 26, 2001 on the financial statements of Littlefield Corporation and Subsidiaries, as of December 31, 2000 and for the year then ended, included in the Corporation's Annual Statement on Form 10-KSB, filed pursuant to the Securities Exchange Act of 1934, as amended.



/s/ Sprouse & Anderson, L.L.P.
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SPROUSE & ANDERSON, L.L.P.

Austin, Texas
March 11, 2002